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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-49268, No. 33-64029, No. 333-29325, No. 333-47320 and No. 333-76954 of Atrix
Laboratories, Inc. on Forms S-8, and No. 333-43191, No. 333-68585, No. 333-55634, No. 333-74702, No. 333-82250 and No. 333-111974 of Atrix
Laboratories, Inc. on Form S-3, of our report, dated March 2, 2004, appearing in this Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 2003.





DELOITTE & TOUCHE LLP

Denver, Colorado
March 2, 2004